Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Converted Organics Inc. of our report dated March 31, 2011 relating to the consolidated financial statements of Converted Organics Inc., which is incorporated by reference in such Registration Statement.
/s/ CCR LLP
Glastonbury, Connecticut
March 31, 2011